UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S Ashley Dr, Suite 600

Tampa, FL 33602

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By letter dated April 10, 2025, Nasdaq notified the Company that based upon the Company’s closing bid price for the last 30 consecutive business days (February 26, 2025 through April 9, 2025), the Company no longer meets the listed securities requirement to maintain a minimum bid price of $1 per share pursuant to Nasdaq Rules 5550(a)(2) and 5810(c)(3)(A).

However, the Nasdaq Rules provide a compliance period of 180 calendar days, through October 7, 2025, in which to regain compliance.

Nasdaq has advised us that, under the Nasdaq Rules, if at any time during this 180 day period the closing bid price of the Company’s securities is at least $1 for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance and the matter would be closed. in the event we were unable to gain compliance during the 180 day period ending October 7, 2025, Nasdaq would then provide notice that the Company’s securities will be subject to delisting.

The Company is monitoring its Common Stock trading price. If compliance with the minimum bid price requirement is not regained within the 180-day period, the Company will implement a reverse stock split within the range previously approved by its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/ Timothy Hannibal
Timothy Hannibal
CEO

Dated: April 16, 2025

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